Exhibit 99.1

News Release
For Release January 9, 2026
9:00 AM

Contact: (803) 951-2265
Michael C. Crapps, President & CEO

First Community Corporation Acquires Signature Bank of Georgia

Lexington, SC, January 9, 2026 – First Community Corporation (Nasdaq: FCCO) (the “Company” or “First Community”), the holding company for First Community Bank, announced today the closing of its acquisition of Signature Bank of Georgia (“Signature Bank”), effective January 8, 2026 (the “Merger”). Following completion of the Merger, Signature Bank was merged with and into First Community Bank.

Immediately following the completion of the Merger, the former offices of Signature Bank acquired in the Merger will continue to operate as First Community Bank d/b/a Signature Bank of Georgia until the systems conversion is completed in March 2026. With the addition of Signature Bank, the Company has more than $2.3 billion in assets, $2.1 billion in deposits and customer cash management accounts, and $1.5 billion in loans. The transaction creates a banking office network of 23 full-service offices and a loan production office spanning the Midlands, Upstate, and Piedmont regions of South Carolina, the Central Savannah River Area region of South Carolina and Georgia, and the Atlanta–Sandy Springs–Roswell, Georgia MSA.

First Community President and CEO Michael C. “Mike” Crapps commented on the acquisition, “The combination of our banking companies continues our commitment as a community bank focused on local businesses, professionals, and entrepreneurs with the ability and financial strength to serve the banking needs of our communities and enhance shareholder value through operating advantages gained with the merger of our two institutions.” Crapps continued, “In addition to traditional deposit and loan products, our bank offers residential mortgage lending, financial planning and investment advisory services, and with this merger, the addition of SBA/USDA lending, with plans to scale these lines of business across all markets.”

The deal was valued at approximately $50.0 million as of December 31, 2025. Signature Bank shareholders will receive 0.6410 shares of the First Community’s common stock in exchange for each share of Signature Bank common stock.

In connection with the closing of the Merger, two additional directors have been appointed to the boards of directors of First Community and First Community Bank. Fred J. “Freddie” Deutsch has joined First Community and First Community Bank as a non-independent director. Mr. Deutsch previously served as Chief Executive Officer of Signature Bank and, following the Merger, also serves as Executive Vice President of First Community Bank and Director of Specialty Business Lending. Jonathan W. “Jon” Been has joined First Community and First Community Bank as an independent director. Mr. Been previously served as Lead Director of Signature Bank.

###

FORWARD-LOOKING STATEMENTS

This communication includes statements made in respect of the Merger involving the Company and Signature Bank. Certain statements in this news release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to our future plans, objectives, goals, projections, intentions and expectations, are not historical facts, and are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “continue,” and “projects,” as well as similar expressions. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors, include among others, the following: (1) the businesses of First Community Bank and Signature Bank may not be integrated successfully or such integration may take longer to accomplish than expected; (2) the expected cost savings and any revenue synergies from the Merger may not be fully realized within the expected timeframes or at all; (3) disruption from the Merger may make it more difficult to maintain relationships with clients, associates, or suppliers; (4) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (5) general economic conditions resulting in, among other things, a deterioration in credit quality or adverse changes in asset quality and resulting credit risk-related losses and expenses; (6) changes in the interest rate environment, which are affected by many factors beyond our control, including inflation, recession, unemployment, money supply, domestic and international events and changes in the United States and other financial markets, and that could reduce anticipated or actual margins; temporarily reduce the market value of our available-for-sale investment securities and temporarily reduce accumulated other comprehensive income or increase accumulated other comprehensive loss, which temporarily could reduce shareholders’ equity; (7) changes in the U.S. legal and regulatory framework; (8) adverse conditions in the stock market, the public debt markets and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; and (9) cybersecurity risk related to our dependence on internal computer systems and the technology of outside service providers, as well as the potential impacts of third party security breaches, which subject us to potential business disruptions or financial losses resulting from deliberate attacks or unintentional events.

Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Item 1A. of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2024, in any of our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC since the end of the fiscal year covered by our most recently filed Annual Report on Form 10-K, and in the joint proxy statement of First Community and Signature Bank and the prospectus of First Community regarding the Merger that was filed with the SEC on September 24, 2025 pursuant to Rule 424(b)(3) by the Company, all which are available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company undertakes no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.